SCHEDULE 14C
(RULE 14C-101)

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement
☐	Definitive Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

BULOVA TECHNOLOGIES GROUP, INC.
(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the Appropriate Box):

☐	No fee required
☒	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction: $10,000,000

(5)	Total fee paid: $2,000

☐	Fee paid previously with preliminary materials

☐
check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

BULOVA TECHNOLOGIES GROUP, INC.
2409 N Falkenburg Road
Tampa, Florida 33619

INFORMATION STATEMENT
PURSUANT TO SECTION 14
OF THE SECURITIES EXCHANGE ACT OF 1934
AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE NOT REQUESTED TO SEND US A PROXY

Tampa, Florida
September ___, 2012

This information statement has been mailed on or about September __, 2012 to the stockholders of record on August 22, 2012 (the “Record Date”) of Bulova Technologies Group, Inc., a Florida corporation (the "Company") in connection with certain actions taken by written consent by the majority stockholders of the Company, dated as of August 17, 2012, pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The actions taken pursuant to the written consent shall be effective on or about September __, 2012, 20 days after the mailing of this information statement.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

By Order of the Board of Directors,
/s/ Stephen L. Gurba
Chairman of the Board

BULOVA TECHNOLOGIES GROUP, INC.
2409 N Falkenburg Road
Tampa, Florida 33619

INFORMATION STATEMENT

Introductory Statement

Bulova Technologies Group, Inc. (the “Company”) is a Florida corporation with its principal executive offices located at 2409 N Falkenburg Road, Tampa, Florida 33619. The Company’s telephone number is (727) 536-6666. This Information Statement is being sent to the Company’s stockholders by the Board of Directors to notify them about action that the holders of a majority of the Company’s outstanding voting capital stock have taken by written consent, in lieu of a special meeting of the stockholders. The action was taken on August 17, 2012, and will be effective approximately 20 days after the mailing of this Information Statement.

Copies of this Information Statement are being mailed on or before September __, 2012 to the holders of record on August 22, 2012 of the outstanding shares of the Company’s common stock.

General Information

The following action was taken pursuant to the unanimous approval of our Board of Directors and the written consent of a majority of the holders of the Company’s voting stock, dated August 17, 2012, in lieu of a special meeting of the stockholders:

1. Approval of the sale of substantially all of the assets of the Company’s wholly-owned subsidiary, Bulova Technologies Ordnance Systems LLC; and

2. Amendment of the Articles of Incorporation of the Company to increase the number of common shares the Company is authorized to issue to Five Billion (5,000,000,000) shares, and to increase the number of preferred shares the Company is authorized to issue to Five Billion (5,000,000,000) shares.

ABOUT THE INFORMATION STATEMENT

WHAT IS THE PURPOSE OF THE INFORMATION STATEMENT?

This information statement is being furnished to you pursuant to Section 14 of the Securities Exchange Act of 1934 to notify the Company's shareholders as of the close of business on the Record Date of corporate action taken pursuant to the consents or authorizations of principal shareholders.

Our Directors and Shareholders holding a majority of the Company's outstanding Voting Stock approved certain corporate matters outlined in this Information Statement, which action is expected to take place on or before September __, 2012, consisting of the approval to (1) authorize the sale of substantially all of the assets of its wholly owned subsidiary, Bulova Technologies Ordnance Systems LLC, and (2) amend the Articles of Incorporation of the Company to increase the number of authorized Common Shares to Five Billion (5,000,000,000) and to increase the number of authorized Preferred Shares to Five Billion (5,000,000,000) (together, the “Proposals”).

WHO IS ENTITLED TO NOTICE?

Each outstanding share of preferred and common stock as of record on the close of business on August 22, 2012, (the "Record Date") is entitled to notice of each matter to be voted upon pursuant to consents or authorizations. Shareholders as of the close of business on the record date that held in excess of fifty percent (50%) of the Company's outstanding shares of Voting Stock have consented to and voted in favor of the Proposals. Under Florida corporate law, all the activities requiring shareholder approval may be taken by obtaining the written consent and approval of more than 50% of the holders of voting stock in lieu of a meeting of the shareholders. No action by the minority shareholders in connection with the Proposals is required.

WHAT CONSTITUTES THE VOTING SHARES OF THE COMPANY?

The voting power entitled to vote on the proposals consists of the vote of the holders of a majority of the voting power of the preferred and common stock, each of whom is entitled to one vote per share. As of the record date, 2,000,000,000 shares of preferred stock, and 1,384,962,167 shares of common stock were issued and outstanding (together, the “Voting Stock”).

WHAT CORPORATE MATTERS WILL THE SHAREHOLDERS VOTE FOR, AND HOW WILL THEY VOTE?

Shareholders holding a majority of the outstanding Voting Stock have consented to and voted in favor of the following Proposals:

1.	TO AUTHORIZE THE COMPANY TO SELL SUBSTANTIALLY ALL OF THE ASSETS OF ITS WHOLLY-OWNED SUBSIDIARY, BULOVA TECHNOLOGIES ORDNANCE SYSTEMS LLC (the “Sale”).

2.
TO AMEND THE ARTICLES OF INCORPORATION TO AUTHORIZE THE ISSUANCE OF 5,000,000,000 COMMON SHARES, AN INCREASE FROM 2,000,000,000 COMMON SHARES, AND AUTHORIZE THE ISSUANCE OF 5,000,000,000 PREFERRED SHARES, AN INCREASE FROM 2,000,000,000 PREFERRED SHARES.

WHAT VOTE IS REQUIRED TO APPROVE THE PROPOSALS?

The affirmative vote of a majority of the shares of our Voting Stock outstanding on the record date is required for approval of the Proposals. The holders of a majority of the Voting Stock have voted in favor of the Proposals.

OUTSTANDING SHARES AND VOTING RIGHTS

As of the Record Date, the Company's authorized capitalization consisted of 2,000,000,000 shares of Common Stock, of which 1,384,962,167 shares were issued and outstanding. Holders of both Common and Preferred Stock of the Company have no preemptive rights to acquire or subscribe to any of the additional unissued shares of Common Stock. As of the Record Date, the Company also had 2,000,000,000 shares of Preferred Stock authorized, of which 2,000,000,000 shares were issued and outstanding.  Each share of Preferred Stock is entitled to one vote equal to those of the Common Stock. Therefore, there are a total of 3,384,962,167 shares of Voting Stock of the Company.

Each share of Common Stock and each share of Preferred Stock entitles its holder to one vote on each matter submitted to the stockholders. They do not vote by separate class, but as a single group.

Each of our officers and directors has consented to and voted in favor of each proposal.  Stephen L. Gurba either individually and / or as Tenants by the Entirety with his wife is the holder of 2,000,000,000 shares of the preferred stock and 167,883,299 shares of our common stock has consented to and voted in favor of each proposal.  Craig Schnee as the holder of 3,592,788 common shares has also consented to and voted in favor of each proposal.  Frank W. Barker, Jr., as the holder of 12,000,000 common shares has also consented to and voted in favor of each proposal.  These shares represent in the aggregate 64.51 % of the issued and outstanding Voting Stock.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. The Company anticipates that the actions contemplated herein will be effected on or about the close of business on September __, 2012.

The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

This Information Statement will serve as written notice to stockholders pursuant to Florida law.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

The following table sets forth certain information, as of August 22, 2012, with respect to the beneficial ownership of the outstanding Common and Preferred stock by (i) any holder of more than five (5%) percent; (ii) each of the Company's executive officers and directors; and (iii) the Company's directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

Title of Class	Name and Address of Owner	Amount Owned (1)	Percent of Class (2)	Percent of Voting Stock (3)

Preferred	Stephen L. and Evelyn R Gurba TEN ENT
	3328 Crescent Oaks Blvd
	Tarpon Springs, FL 34688	2,000,000,000	100.000%	59.085%

Common	Stephen L. Gurba
	3328 Crescent Oaks Blvd
	Tarpon Springs, FL 34688	10,000,000	.007%	.003%

Common	Stephen L. Gurba and Evelyn R. Gurba
	3328 Crescent Oaks Blvd
	Tarpon Springs, FL 34688	157,883,299	11.399%	4.664%

Common	Craig Schnee
	1169 Venetian Harbor Drive
	St. Petersburg, FL 33702	3,592,788	.003%	.001%

Common	Frank W. Barker, Jr.
	10396 57th Way N
	Pinellas Park, FL 33782	12,000,000	.009%	.004%

	All Officers and Directors as a group (3 persons)	2,183,476,087

(1) Information with respect to beneficial ownership is based upon information furnished by each stockholder or contained in filings made with the Securities and Exchange Commission. Unless otherwise indicated, beneficial ownership includes both sole investment and voting power.

(2) The percentage calculations for each class of stock are in relation to total issued and outstanding quantities of 2,000,000,000 for preferred shares and 1,384,962,167 for common shares.

(3) The percentage calculations for Voting Stock are in relation to the combined total of all classes of stock issued and outstanding quantities of 3,384,962,167

Summary of Proposal No. 1

On August 17, 2012, the Company’s wholly owned subsidiary, Bulova Technologies Ordnance Systems LLC (“BTOS”), entered into an Asset Purchase Agreement (the “Agreement”) with L.C. Bowman or his assigns (“Buyer”) to sell substantially all of BTOS’ assets to Buyer for a gross sales price of Eleven Million Two Hundred Thousand Dollars ($11,200,000), with a reserve of One Million Two Hundred Thousand Dollars ($1,200,000) being returned to Buyer at closing for working capital.  The net amount to be received by BTOS is Ten Million Dollars ($10,000,000).  BTOS’ assets constitute, indirectly, substantially all of the assets of the Company.

On August 21, 2012, the Company filed Form 8-K with the Securities and Exchange Commission disclosing the entry into this material definitive agreement as well as a summary of the material items included in it.  Attached to the Form 8-K, as exhibits 10.1 and 10.2 are the two contracts that comprise this transaction, one an “Asset Purchase Agreement”, and the other a “Commercial Real Estate Contract”.  For further insight into the details of this proposal, please review Form 8-K filed and the exhibits attached.

Reason for the Transaction

After careful review, the Company authorized the sale by BTOS of its assets for two principal reasons - a) to focus its energies in the pursuit and completion of higher margin, less capital and labor intensive contracts through its wholly-owned subsidiary, Bulova Technologies (Europe) LLC (“BT Europe”); and b) to relieve BTOS, BT Europe and the Company of burdensome high interest debt that is currently in default, and to provide working capital to ensure future growth.

Conditions to Closing of the Sale of the Assets of BTOS

The completion of the proposed sale of BTOS depends upon the meeting of certain conditions, including the following:

•	The representations and warranties of all parties shall be true and correct in all material respects at and as of the Closing Date.

•
There shall be no action or proceeding by or before any court or governmental body seeking damages or seeking to restrain, prohibit, invalidate or otherwise challenge the agreement or the transactions contemplated by the agreement.

•	BTOS shall have performed and complied with all of its covenants under the agreement in all material respects at and as of the Closing Date.

Risks
After careful review the Company determined that selling the assets of BTOS and closing its operation relieves the Company of further capital investment in the business and relieves the Company, BTOS, and BT Europe of substantially all of their high interest collective debt and provides required working capital.,

We did not seek or receive a valuation of the assets of BTOS or a fairness opinion with respect to the transaction. Because the sale was negotiated on an arms length basis with an unaffiliated third party, management believes the value to be received by the Company is fair relative to the value of BTOS.

In the event the Company is unable to continue to generate new business through its subsidiary, BT Europe or its marketing agreement with Buyer, it is likely that the Company will have to cease operations and your investment in Company securities will be lost.

PROPOSAL NO. 1

APPROVAL OF SALE OF THE ASSETS OF BTOS

Proposed Transaction

On August 17, 2012, the Company’s wholly owned subsidiary, Bulova Technologies Ordnance Systems LLC, entered into an Asset Purchase Agreement (the “Agreement”) with L.C. Bowman or his assigns (“Buyer”).  In exchange for substantially all of the assets of BTOS, BTOS will receive a gross sales price of Eleven Million Two Hundred Thousand Dollars ($11,200,000).  Of that amount, One Million Two Hundred Thousand Dollars ($1,200,000) will be paid at closing to the Buyer for working capital, generating a net sales price of Ten Million Dollars ($10,000,000) payable to BTOS.  Of the Ten Million Dollar net sale price, BTOS will receive Five Million Six Hundred Thousand Dollars ($5,600,000) in cash at the closing , the Buyer will assume debt of approximately Seven Hundred Ninety Four Thousand Six Hundred Two Dollars ($794,602), and Three Million Six Hundred Five Thousand and Three Hundred Ninety Eight Dollars ($3,605,398) will be paid in the form of a Secured Promissory Note payable over two years and bear an interest rate of 8% per annum (the “Note”).  The Note will be subject to a security agreement (the “Security Agreement”) which collateralizes the Note with all of the personal property assets of Buyer and has an acceleration clause for any material default.

At the conclusion of the sale, the cash received will be used to discharge the debt owed to certain secured lenders.  All debt may not be discharged at face value.  Certain of the debt that will be discharged is personally guaranteed by Stephen L. Gurba, President and Chief Executive Officer of the Company.  The balance of the cash received will be utilized for working capital.

The proceeds of the Note will be used, on a non-recourse basis, to extinguish the remaining balances owed to creditors.

Reason for the Transaction

After careful review the Company authorized the sale by BTOS of its assets for two principal reasons - a) to focus its energies in the pursuit and completion of higher margin, less capital intensive and labor intensive contracts through its wholly-owned subsidiary, Bulova Technologies (Europe) LLC (“BT Europe”); and b) to relieve BTOS, BT Europe and the Company of burdensome high interest debt that is currently in default and to provide working capital to ensure future growth.

Conditions to Closing of the Sale of BTOS

The completion of the proposed sale of BTOS’ assets depends upon the meeting of certain conditions, including the following:

•	The representations and warranties of all parties shall be true and correct in all material respects at and as of the Closing Date.

•
There shall be no action or proceeding by or before any court or governmental body seeking damages or seeking to restrain, prohibit, invalidate or otherwise challenge the agreement or the transactions contemplated by the agreement.

•	BTOS shall have performed and complied with all of its covenants under the agreement in all material respects at and as of the Closing Date.

Background of the Transaction

After careful review the Company authorized the sale by BTOS of its assets for two principal reasons - a) to focus its energies in the pursuit and completion of higher margin, less capital and labor intensive contracts through its wholly-owned subsidiary, Bulova Technologies (Europe) LLC (“BT Europe”); and b) to relieve BTOS, BT Europe and the Company of burdensome high interest debt that is currently in default, and to provide working capital to ensure future growth.

Business of the Company

Products/Services

The Company conducts its business operations through two wholly-owned subsidiaries, Bulova Technologies Ordnance Systems LLC (“BTOS”) and Bulova Technologies (Europe) LLC (“BT Europe”).

BTOS is located in Mayo, Florida and consists of 261 acres with 65 employees.  It is equipped to manufacture flares, firing devices and simulators which it produces for both the U.S. Government and permitted foreign governments.  Over the past two fiscal years gross revenues for BTOS have been $11,669,862 and $4,903,292, respectively.  Gross margins have averaged 30% over the past two fiscal years.

BT Europe is co-located with the Company at 2409 N. Falkenburg Road, Tampa, Florida and began seeking contracts only in January 2012.  It is engaged in a) the sale to the U.S. Government of non-standard weapons and ammunition for use outside the United States; and b) the sale of mortars and tank and artillery ammunition and the provision of ammunition refurbishment services to a variety of NATO and other European nations.  Gross margins for the business are anticipated to be 50+%.

BTOS is a capital and labor-intensive operation, while BT Europe relies on the Company’s office facilities and a small cadre of BT Europe and Company employees (fewer than ten (10)).

BTOS’ and BT Europe’s ability to secure contracts and their ability to deliver timely pursuant to the terms of the contracts secured have been affected adversely by an inability to obtain normal commercial loans.  The Company attributes this inability to obtain normal commercial loans to the economic climate which existed at the beginning of its operations in 2009 and continues to this day.  As a consequence, the Company has been forced to obtain piecemeal loans from various sources, and to pay above-average interest rates and fees for such loans to finance its wholly-owned subsidiaries, BTOS and BT Europe.

On August 10, 2012 the Board of Directors (the “Board”) of the Company recommended the sale of substantially all of the assets of BTOS to an unaffiliated third party (L.C. Bowman or his assigns).  These BTOS assets constitute, indirectly, substantially all of the assets of the Company.

The Board’s recommendation took into account both the current difficulties faced by the Company’s subsidiaries in obtaining financing necessary for the subsidiaries to complete performance of current contracts and to secure future contracts, and projections as to future growth of their respective revenues.  Specifically, the Board stated that it would be in the best interest of the Company to discharge the high interest debt under which it and its subsidiaries are laboring currently and to focus the energies of the Company on the projected higher growth and high margin operations represented by BT Europe, as described in recent press releases.

Research and Development

BTOS engages in research and development on a limited basis in the development of “green” propellant.  BT Europe does not engage in research and development.

Government Regulation

BTOS and BT Europe sell nearly all of their products pursuant to U.S. Government’s Federal Acquisition Regulations.

Competition

BTOS and BT Europe face 1-10 U.S. competitors for each of the products which it offers.  Price is often the deciding factor in such competition.  BT Europe has entered into strategic partnerships with Rosoboronexport (the largest arms manufacturer in Russia) and TGT (a Swiss company with manufacturing facilities in Europe) and believes these arrangements provide it with significant pricing advantages.

Intellectual Property

BTOS has accumulated certain know-how in the manufacture of its principal products.  None of said know-how is proprietary.  BT Europe does not itself manufacture.

Customers

The U.S. Government is the principal customer for BTOS, though its products are offered also to approved foreign governments.  The U.S. Government is a principal customer for BT Europe, but BT Europe also identifies European countries as likely customers.

Sales, Marketing, Distribution

BTOS sales and marketing efforts are directed almost exclusively toward the U.S. Government.  BT Europe’s marketing efforts are directed to both the U.S. Government and European nations.  BT Europe, the Company and Stephen L. Gurba will also represent the Buyer, on a Commission basis, in its future sales efforts. Commissions will be paid to the Company.

Insurance Matters

BTOS carries general business liability, employer practices liability, and directors and officers liability insurance policies in place. We believe that these insurance program provide adequate coverage for all reasonable risks associated with operating BTOS’ business.  BT Europe operates under the Company’s insurance policies and the Company judges these to be adequate for all reasonable risks associated with the conduct of its respective businesses.

Reasons for the Transaction

After careful review the Company authorized the sale by BTOS of its assets for two principal reasons - a) to focus its energies in the pursuit and completion of higher margin, less capital intensive and labor intensive contracts through its wholly-owned subsidiary, BT Europe; and b) to relieve BTOS, BT Europe and the Company of burdensome high interest debt that is currently in default and to provide working capital to ensure future growth.

Interest of Related Parties in the Proposed Sale of the Assets of BTOS

Stephen L. Gurba, President and Chief Executive Officer of the Company, personally guarantees certain of the debt which the proceeds of the sale of BTOS’ assets will be used to discharge.

Accounting Treatment

Under generally accepted accounting principles, we will reflect the results of operations of BTOS as discontinued operations in accordance with those guidelines.  The expected gain or loss on the sale of BTOS’ assets, net of any applicable taxes, will be reflected in discontinued operations in the quarter during which the proposed sale closes.

Federal Income Tax Consequence

The proposed sale of the assets of BTOS should have no direct income tax consequences to the Company’s stockholders. The proposed sale of the assets of BTOS will be reported by the Company as a sale of assets for federal income tax purposes in the fiscal year ending September 30, 2012.  The proposed sale of BTOS’ assets will be a taxable transaction for United States federal income tax purposes.  However, the Company has net operating losses for both Federal and State income taxes in excess of Seventeen Million Dollars ($17,000,000).  The Company will recognize a gain or loss with respect to the proposed sale of such assets in an amount equal to the difference between the amount of the consideration received for BTOS over the adjusted tax basis in BTOS.

Regulatory Approvals

No United States federal or state regulatory requirements must be complied with or approvals obtained as a condition of the proposed sale of BTOS’ assets other than federal securities laws.

DISSENTER’S RIGHTS OF APPRAISAL

Under Section 607.1302 of the Florida Business Corporations Act, our shareholders may be entitled to dissent from, seek appraisal for, and obtain payment of the fair value of his or her shares of common stock, if the Sale is consummated.  Important details concerning the requirements to perfect appraisal rights under Florida are set forth below.  In view of the complexity of these provisions of Florida law, any shareholder who is considering exercising appraisal rights, or who wishes to preserve the right to do so, should consult his or her legal advisor.

This notice is being provided to you in satisfaction of Sections 607.1320 of the Florida Business Corporation Act. The summary below is not a complete statement of the Florida law pertaining to appraisal rights and is qualified in its entirety by reference to the relevant sections of the Florida Business Corporation Act.  Failure to follow the procedures required by Sections 607.1301 through 607.1333 of the Florida Business Corporation Act for perfecting appraisal rights may result in the loss, termination or waiver of such rights.  A copy of Sections 607.1301 through 607.1333 of the Florida Business Corporation Act is attached to this Information Statement as Exhibit A.  Because of the complexity of the provisions and the need to strictly comply with various technical requirements, you should read Exhibit A in its entirety.

Holders of our common stock, who did not consent to the sale and who comply with the procedures prescribed in Sections 607.1301 through 607.1333 of the Florida Business Corporation Act, may be entitled to a judicial appraisal of the fair value of their shares, exclusive of any element of value arising from the disclosure and/or closing of the Sale, and to receive payment of the fair value of their shares in cash, together with interest.  The following is a brief summary of the statutory procedures that must be followed by a shareholder in order to perfect appraisal rights under Florida law.   At the disclosure date of August 21, 2012, evidenced by the filing of Form 8-K relative to the entry into a definitive material agreement, the last bid price of our common stock on the Pink Sheets was $0.0002 per share.

Any shareholder who elects to dissent must file with us a notice of such election (the “Election Notice”), stating his or her name and address, the number of shares of stock as to which he or she dissents, and a demand for payment of the fair value of his or her stock within 20 days of the receipt of this Information Statement dated of September ___, 2012.  The Election Notice must be sent or delivered to our corporate secretary at 2409 N Falkenburg Road, Tampa, FL 33619.

Only a holder of record of our capital stock on August 22, 2012 is entitled to assert appraisal rights for the capital stock registered in that holder’s name. An Election Notice must be executed by or on behalf of the holder of record, fully and correctly, as his or her name appears on his or her stock certificates. If the capital stock is owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the Election Notice should be made in that capacity.  If the capital stock is owned of record by more than one person, as in a joint tenancy or tenancy in common, the Election Notice should be executed by or on behalf of all joint owners. An authorized agent, including one or two or more joint owners, may execute the Election Notice on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the Election Notice, the agent is acting as agent for such owner or owners. A record holder, such as a broker, who holds capital stock as nominee for several beneficial owners may exercise appraisal rights with respect to the stock held for one or more beneficial owners while not exercising such rights with respect to the capital stock held for other beneficial owners. In such case, the Election Notice should set forth the number of shares of stock (on an as converted basis) as to which appraisal rights are sought. Where no number of shares of stock is expressly mentioned, the Election Notice will be presumed to cover all stock held in the name of the record owner. Shareholders who hold their stock in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine the appropriate procedures for the making of the Election Notice for such nominee's stock.

Within 10 days after the consummation of the Sale, we will make a written offer (the “Appraisal Offer”) to each dissenting shareholder who satisfied the requirement of Section 607.1321 to pay an amount we estimate to be the fair value for such stock. The fair value determined will reflect the value of the stock prior to the issuance of the Form 8-K.  The Appraisal Offer will be accompanied by a form to be completed by the dissenting shareholder (the “Shareholder Form”), which includes information such as the shareholder’s name and address, the number of shares of stock to which the shareholder is asserting appraisal rights and whether the shareholder accepts our offer of fair value of the stock.  Any shareholder returning the Shareholder Form must deposit his or her stock certificate with us simultaneously with the filing of the Shareholder Form.  The Shareholder Form must be returned to us within 60 days after it is sent.  If the Shareholder Form is not received by us within this period, the shareholder will have waived his or her right to dissent

Any shareholder who has duly filed an Election Notice in compliance with Section 607.1321 will thereafter be entitled only to payment of the fair value of his or her stock and will not be entitled to vote or to exercise any other rights of a shareholder. If requested in writing, we are obligated under Florida law to provide to the shareholder so requesting, within 10 days of the end of the 60 day period referenced above, the number of shareholders who return the Shareholder Form by the specified date and the total number of shares owned by them.  An election to exercise appraisal rights may be withdrawn in writing by the shareholder within 20 days prior to the 60 day deadline for the delivery of the Shareholder Form to us. After this period, no such notice of election may be withdrawn unless we consent.  If any dissenting shareholder accepts our offer of payment, payment for his or her stock will be made within 90 days after receipt by us of the Shareholder Form. A shareholder who is dissatisfied with our offer must notify us on the Shareholder Form of his or her estimate of the fair value of his or her shares of stock and demand payment of that estimate plus interest.

If a shareholder makes demand for payment which remains unsettled, within 60 days after we receive the Shareholder Form we are required under Florida law to file an action in any court of competent jurisdiction in Hillsborough County, Florida, the county in which our registered office is located, requesting the fair value of such stock to be determined. The court will also determine whether each dissenting shareholder, as to whom we request the court to make such determination, is entitled to receive payment for his or her stock. If we fail to institute such a proceeding, any dissenting shareholder who has properly notified us on the Shareholder Form that he or she is dissatisfied with our offer, may do so in our name. All dissenting shareholders (whether or not residents of the State of Florida), other than shareholders who have agreed with us as to the value of their stock, will be made parties to the proceeding.  We must pay to each dissenting shareholder the amount found to be due him within 10 days after final determination of the proceedings. Upon payment of the judgment, the dissenting shareholders will cease to have any interest in such stock.

Shareholders considering seeking dissenters' rights should be aware that any judicial determination of the "fair value" of the stock can be based on numerous considerations, including, but not limited to, the market value of the stock prior to the closing of the Sale and the net asset value and earnings value of our company. The costs and expenses of any judicial proceeding will be determined by the court and will be assessed against us, but all or any part of such costs and expenses may be apportioned and assessed as the court deems equitable against any or all of the dissenting shareholders who are parties to the proceeding, to whom we have made an offer to pay for the stock, if the court finds that the action of such shareholders in failing to accept such offer was arbitrary, vexatious, or not in good faith.

This summary does not comport to be complete and reference is made to the Statute attached as Exhibit “A”, the terms of which shall be controlling.

PROPOSAL NO. 2

AMENDMENT TO THE ARTICLES OF INCORPORATION

On August 17, 2012, the stockholders of the Company holding a majority of the outstanding Voting Stock of the Company approved an amendment to the Company's Articles of Incorporation, as amended, to replace Article IV in its entirety, which will result in an increase to the number of authorized shares of Common Stock. The Company's Articles of Incorporation, as amended, currently authorizes for issuance 4,000,000,000 shares consisting of 2,000,000,000 of Common Stock and 2,000,000,000 shares of Preferred Stock. The approval of this amendment to the Articles of Incorporation will increase the Company's authorized shares of Common Stock to 5,000,000,000, and the authorized shares of Preferred Stock to 5,000,000,000. The Company currently has authorized Common Stock of 2,000,000,000 shares and approximately 1,384,962,167 shares of Common Stock are issued and outstanding as of the Record Date and authorized Preferred Stock of 2,000,000,000 of which 2,000,000,000 shares are issued and outstanding. The Board believes that the increase in the authorized Common Shares and Preferred Shares will provide the Company greater flexibility with respect to the Company's capital structure for such purposes as additional equity financing and stock based acquisitions.

Article IV of the Company’s Articles of Incorporation reads currently as follows:

“ARTICLE IV SHARES

The number of shares of stock is:

Common Shares 2,000,000,000
Par value .001

Preferred Shares 2,000,000,000
Par value .000001

Upon approval of the amendment to increase the Company's authorized shares of Common Stock from 2,000,000,000 to 5,000,000,000, and the Company’s authorized shares of Preferred Stock from 2,000,000,000 to 5,000,000,000, Article IV of the Company's Articles of Incorporation will read as follows:

“ARTICLE IV SHARES

The number of shares of stock is:

Common Shares 5,000,000,000
Par value .001

Preferred Shares 5,000,000,000
Par value .000001”

INCREASE IN AUTHORIZED COMMON STOCK AND PREFERRED STOCK

The terms of the additional shares of Common Stock and Preferred Stock will be identical to those of the currently outstanding shares. However, because holders of Common Stock and Preferred Stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, any issuance of additional shares of Common Stock and Preferred Stock will reduce the current stockholders' percentage ownership interest in the total outstanding shares of Common Stock and Preferred Stock. This amendment and the creation of additional shares of authorized Common and Preferred Stock will not alter the current number of issued shares. The relative rights and limitations of the shares of Common and Preferred Stock will remain unchanged under this amendment.

As of the Record Date, a total of 1,384,962,167 shares of the Company's currently authorized 2,000,000,000 shares of Common Stock are issued and outstanding, and 2,000,000,000 shares of the Company’s currently authorized 2,000,000,000 shares of Preferred Stock are issued and outstanding.  The increase in the number of authorized but unissued shares of Common and Preferred Stock would enable the Company, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes.

The proposed increase in the authorized number of shares of Common Stock and Preferred Stock could have a number of effects on the Company's stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult.  For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company. Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti- takeover device.

We may enter into additional investments in order to develop our operations. Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. We will be required to issue additional shares of Common and / or Preferred Stock which are proposed to be authorized if we elect to issue equity securities. If we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our common stock. If additional financing is not available or is not available on acceptable terms, we will have to curtail our operations.

Stockholders do not have any preemptive or similar rights to subscribe for or purchase any additional shares of Common or Preferred Stock that may be issued in the future and, therefore, future issuances of Common and Preferred Stock may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of the existing stockholders.

A NOTE ABOUT FORWARD-LOOKING STATEMENTS

This Information Statement contains certain forward-looking statements, including statements regarding our “expectations,” “beliefs,” ”goals,” “hopes,” “strategies,” and the like.  Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that are subject to change at any time and from time to time and that could cause our actual results, performance or achievements to differ materially from our expectations of future results, performance or achievements expressed or implied by such forward-looking statements.  Factors that could cause actual results or developments to differ materially from those described in or contemplated or implied by such forward-looking statements include, without limitation, the risk that the assumptions upon which the forward-looking statements are based ultimately may prove to be incorrect or incomplete, the ability of BTOS to satisfy the conditions to the closing of the Sale and to consummate the Sale transaction and unanticipated events that could impact the value or our inventory, property, plant and equipment relating to our assets, as well as other risks and uncertainties that are described in our filings with the Securities and Exchange commission.  Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future events or results.  Except as may be required under federal law, we undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur.

WHERE YOU CAN FIND MORE INFORMATION ABOUT THE COMPANY

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any materials that the Company files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. Copies of these materials may also be obtained by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates.

By Order of the Board of Directors,

/s/ Stephen L. Gurba
Stephen L. Gurba
Chairman of the Board

Tampa, Florida
September ____, 2012

EXHIBIT A

FLORIDA BUSINESS CORPORATION ACT
APPRAISAL RIGHTS STATUTE

607.1301  Appraisal rights; definitions.—The following definitions apply to ss. 607.1302-607.1333:
(1)  "Affiliate" means a person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with another person or is a senior executive thereof. For purposes of s. 607.1302(2)(d), a person is deemed to be an affiliate of its senior executives.
(2)  "Beneficial shareholder" means a person who is the beneficial owner of shares held in a voting trust or by a nominee on the beneficial owner's behalf.
(3)  "Corporation" means the issuer of the shares held by a shareholder demanding appraisal and, for matters covered in ss. 607.1322-607.1333, includes the surviving entity in a merger.
(4)  "Fair value" means the value of the corporation's shares determined:
(a)  Immediately before the effectuation of the corporate action to which the shareholder objects.
(b)  Using customary and current valuation concepts and techniques generally employed for similar businesses in the context of the transaction requiring appraisal, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable to the corporation and its remaining shareholders.
(c)  For a corporation with 10 or fewer shareholders, without discounting for lack of marketability or minority status.
(5)  "Interest" means interest from the effective date of the corporate action until the date of payment, at the rate of interest on judgments in this state on the effective date of the corporate action.
(6)  "Preferred shares" means a class or series of shares the holders of which have preference over any other class or series with respect to distributions.
(7)  "Record shareholder" means the person in whose name shares are registered in the records of the corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with the corporation.
(8)  "Senior executive" means the chief executive officer, chief operating officer, chief financial officer, or anyone in charge of a principal business unit or function.
(9)  "Shareholder" means both a record shareholder and a beneficial shareholder.
History.—s. 118, ch. 89-154; s. 21, ch. 2003-283; s. 2, ch. 2005-267.

607.1302  Right of shareholders to appraisal.—
(1)  A shareholder of a domestic corporation is entitled to appraisal rights, and to obtain payment of the fair value of that shareholder's shares, in the event of any of the following corporate actions:
(a)  Consummation of a conversion of such corporation pursuant to s. 607.1112 if shareholder approval is required for the conversion and the shareholder is entitled to vote on the conversion under ss. 607.1103 and 607.1112(6), or the consummation of a merger to which such corporation is a party if shareholder approval is required for the merger under s. 607.1103 and the shareholder is entitled to vote on the merger or if such corporation is a subsidiary and the merger is governed by s. 607.1104;
(b)  Consummation of a share exchange to which the corporation is a party as the corporation whose shares will be acquired if the shareholder is entitled to vote on the exchange, except that appraisal rights shall not be available to any shareholder of the corporation with respect to any class or series of shares of the corporation that is not exchanged;
(c)  Consummation of a disposition of assets pursuant to s. 607.1202 if the shareholder is entitled to vote on the disposition, including a sale in dissolution but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within 1 year after the date of sale;
(d)  An amendment of the articles of incorporation with respect to the class or series of shares which reduces the number of shares of a class or series owned by the shareholder to a fraction of a share if the corporation has the obligation or right to repurchase the fractional share so created;
(e)  Any other amendment to the articles of incorporation, merger, share exchange, or disposition of assets to the extent provided by the articles of incorporation, bylaws, or a resolution of the board of directors, except that no bylaw or board resolution providing for appraisal rights may be amended or otherwise altered except by shareholder approval; or

(f)  With regard to a class of shares prescribed in the articles of incorporation prior to October 1, 2003, including any shares within that class subsequently authorized by amendment, any amendment of the articles of incorporation if the shareholder is entitled to vote on the amendment and if such amendment would adversely affect such shareholder by:
1.  Altering or abolishing any preemptive rights attached to any of his or her shares;
2.  Altering or abolishing the voting rights pertaining to any of his or her shares, except as such rights may be affected by the voting rights of new shares then being authorized of any existing or new class or series of shares;
3.  Effecting an exchange, cancellation, or reclassification of any of his or her shares, when such exchange, cancellation, or reclassification would alter or abolish the shareholder's voting rights or alter his or her percentage of equity in the corporation, or effecting a reduction or cancellation of accrued dividends or other arrearages in respect to such shares;
4.  Reducing the stated redemption price of any of the shareholder's redeemable shares, altering or abolishing any provision relating to any sinking fund for the redemption or purchase of any of his or her shares, or making any of his or her shares subject to redemption when they are not otherwise redeemable;
5.  Making noncumulative, in whole or in part, dividends of any of the shareholder's preferred shares which had theretofore been cumulative;
6.  Reducing the stated dividend preference of any of the shareholder's preferred shares; or
7.  Reducing any stated preferential amount payable on any of the shareholder's preferred shares upon voluntary or involuntary liquidation.
(2)  Notwithstanding subsection (1), the availability of appraisal rights under paragraphs (1)(a), (b), (c), and (d) shall be limited in accordance with the following provisions:
(a)  Appraisal rights shall not be available for the holders of shares of any class or series of shares which is:
1.  Listed on the New York Stock Exchange or the American Stock Exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.; or
2.  Not so listed or designated, but has at least 2,000 shareholders and the outstanding shares of such class or series have a market value of at least $10 million, exclusive of the value of such shares held by its subsidiaries, senior executives, directors, and beneficial shareholders owning more than 10 percent of such shares.
(b)  The applicability of paragraph (a) shall be determined as of:
1.  The record date fixed to determine the shareholders entitled to receive notice of, and to vote at, the meeting of shareholders to act upon the corporate action requiring appraisal rights; or
2.  If there will be no meeting of shareholders, the close of business on the day on which the board of directors adopts the resolution recommending such corporate action.
(c)  Paragraph (a) shall not be applicable and appraisal rights shall be available pursuant to subsection (1) for the holders of any class or series of shares who are required by the terms of the corporate action requiring appraisal rights to accept for such shares anything other than cash or shares of any class or any series of shares of any corporation, or any other proprietary interest of any other entity, that satisfies the standards set forth in paragraph (a) at the time the corporate action becomes effective.
(d)  Paragraph (a) shall not be applicable and appraisal rights shall be available pursuant to subsection (1) for the holders of any class or series of shares if:
1.  Any of the shares or assets of the corporation are being acquired or converted, whether by merger, share exchange, or otherwise, pursuant to the corporate action by a person, or by an affiliate of a person, who:
a.  Is, or at any time in the 1-year period immediately preceding approval by the board of directors of the corporate action requiring appraisal rights was, the beneficial owner of 20 percent or more of the voting power of the corporation, excluding any shares acquired pursuant to an offer for all shares having voting power if such offer was made within 1 year prior to the corporate action requiring appraisal rights for consideration of the same kind and of a value equal to or less than that paid in connection with the corporate action; or
b.  Directly or indirectly has, or at any time in the 1-year period immediately preceding approval by the board of directors of the corporation of the corporate action requiring appraisal rights had, the power, contractually or otherwise, to cause the appointment or election of 25 percent or more of the directors to the board of directors of the corporation; or

2.  Any of the shares or assets of the corporation are being acquired or converted, whether by merger, share exchange, or otherwise, pursuant to such corporate action by a person, or by an affiliate of a person, who is, or at any time in the 1-year period immediately preceding approval by the board of directors of the corporate action requiring appraisal rights was, a senior executive or director of the corporation or a senior executive of any affiliate thereof, and that senior executive or director will receive, as a result of the corporate action, a financial benefit not generally available to other shareholders as such, other than:
a.  Employment, consulting, retirement, or similar benefits established separately and not as part of or in contemplation of the corporate action;
b.  Employment, consulting, retirement, or similar benefits established in contemplation of, or as part of, the corporate action that are not more favorable than those existing before the corporate action or, if more favorable, that have been approved on behalf of the corporation in the same manner as is provided in s. 607.0832; or
c.  In the case of a director of the corporation who will, in the corporate action, become a director of the acquiring entity in the corporate action or one of its affiliates, rights and benefits as a director that are provided on the same basis as those afforded by the acquiring entity generally to other directors of such entity or such affiliate.
(e)  For the purposes of paragraph (d) only, the term "beneficial owner" means any person who, directly or indirectly, through any contract, arrangement, or understanding, other than a revocable proxy, has or shares the power to vote, or to direct the voting of, shares, provided that a member of a national securities exchange shall not be deemed to be a beneficial owner of securities held directly or indirectly by it on behalf of another person solely because such member is the record holder of such securities if the member is precluded by the rules of such exchange from voting without instruction on contested matters or matters that may affect substantially the rights or privileges of the holders of the securities to be voted. When two or more persons agree to act together for the purpose of voting their shares of the corporation, each member of the group formed thereby shall be deemed to have acquired beneficial ownership, as of the date of such agreement, of all voting shares of the corporation beneficially owned by any member of the group.
(3)  Notwithstanding any other provision of this section, the articles of incorporation as originally filed or any amendment thereto may limit or eliminate appraisal rights for any class or series of preferred shares, but any such limitation or elimination contained in an amendment to the articles of incorporation that limits or eliminates appraisal rights for any of such shares that are outstanding immediately prior to the effective date of such amendment or that the corporation is or may be required to issue or sell thereafter pursuant to any conversion, exchange, or other right existing immediately before the effective date of such amendment shall not apply to any corporate action that becomes effective within 1 year of that date if such action would otherwise afford appraisal rights.
(4)  A shareholder entitled to appraisal rights under this chapter may not challenge a completed corporate action for which appraisal rights are available unless such corporate action:
(a)  Was not effectuated in accordance with the applicable provisions of this section or the corporation's articles of incorporation, bylaws, or board of directors' resolution authorizing the corporate action; or
(b)  Was procured as a result of fraud or material misrepresentation.
History.—s. 119, ch. 89-154; s. 5, ch. 94-327; s. 31, ch. 97-102; s. 22, ch. 2003-283; s. 1, ch. 2004-378; s. 3, ch. 2005-267.

607.1303  Assertion of rights by nominees and beneficial owners.—
(1)  A record shareholder may assert appraisal rights as to fewer than all the shares registered in the record shareholder's name but owned by a beneficial shareholder only if the record shareholder objects with respect to all shares of the class or series owned by the beneficial shareholder and notifies the corporation in writing of the name and address of each beneficial shareholder on whose behalf appraisal rights are being asserted. The rights of a record shareholder who asserts appraisal rights for only part of the shares held of record in the record shareholder's name under this subsection shall be determined as if the shares as to which the record shareholder objects and the record shareholder's other shares were registered in the names of different record shareholders.
(2)  A beneficial shareholder may assert appraisal rights as to shares of any class or series held on behalf of the shareholder only if such shareholder:
(a)  Submits to the corporation the record shareholder's written consent to the assertion of such rights no later than the date referred to in s. 607.1322(2)(b)2.
(b)  Does so with respect to all shares of the class or series that are beneficially owned by the beneficial shareholder.
History.—s. 23, ch. 2003-283.

607.1320  Notice of appraisal rights.—
(1)  If proposed corporate action described in s. 607.1302(1) is to be submitted to a vote at a shareholders' meeting, the meeting notice must state that the corporation has concluded that shareholders are, are not, or may be entitled to assert appraisal rights under this chapter. If the corporation concludes that appraisal rights are or may be available, a copy of ss. 607.1301-607.1333 must accompany the meeting notice sent to those record shareholders entitled to exercise appraisal rights.

(2)  In a merger pursuant to s. 607.1104, the parent corporation must notify in writing all record shareholders of the subsidiary who are entitled to assert appraisal rights that the corporate action became effective. Such notice must be sent within 10 days after the corporate action became effective and include the materials described in s. 607.1322.
(3)  If the proposed corporate action described in s. 607.1302(1) is to be approved other than by a shareholders' meeting, the notice referred to in subsection (1) must be sent to all shareholders at the time that consents are first solicited pursuant to s. 607.0704, whether or not consents are solicited from all shareholders, and include the materials described in s. 607.1322.
History.—s. 120, ch. 89-154; s. 35, ch. 93-281; s. 32, ch. 97-102; s. 24, ch. 2003-283.

607.1321  Notice of intent to demand payment.—
(1)  If proposed corporate action requiring appraisal rights under s. 607.1302 is submitted to a vote at a shareholders' meeting, or is submitted to a shareholder pursuant to a consent vote under s. 607.0704, a shareholder who wishes to assert appraisal rights with respect to any class or series of shares:
(a)  Must deliver to the corporation before the vote is taken, or within 20 days after receiving the notice pursuant to s. 607.1320(3) if action is to be taken without a shareholder meeting, written notice of the shareholder's intent to demand payment if the proposed action is effectuated.
(b)  Must not vote, or cause or permit to be voted, any shares of such class or series in favor of the proposed action.
(2)  A shareholder who does not satisfy the requirements of subsection (1) is not entitled to payment under this chapter.
History.—s. 25, ch. 2003-283; s. 7, ch. 2004-378.

607.1322  Appraisal notice and form.—
(1)  If proposed corporate action requiring appraisal rights under s. 607.1302(1) becomes effective, the corporation must deliver a written appraisal notice and form required by paragraph (2)(a) to all shareholders who satisfied the requirements of s. 607.1321. In the case of a merger under s. 607.1104, the parent must deliver a written appraisal notice and form to all record shareholders who may be entitled to assert appraisal rights.
(2)  The appraisal notice must be sent no earlier than the date the corporate action became effective and no later than 10 days after such date and must:
(a)  Supply a form that specifies the date that the corporate action became effective and that provides for the shareholder to state:
1.  The shareholder's name and address.
2.  The number, classes, and series of shares as to which the shareholder asserts appraisal rights.
3.  That the shareholder did not vote for the transaction.
4.  Whether the shareholder accepts the corporation's offer as stated in subparagraph (b)4.
5.  If the offer is not accepted, the shareholder's estimated fair value of the shares and a demand for payment of the shareholder's estimated value plus interest.
(b)  State:
1.  Where the form must be sent and where certificates for certificated shares must be deposited and the date by which those certificates must be deposited, which date may not be earlier than the date for receiving the required form under subparagraph 2.
2.  A date by which the corporation must receive the form, which date may not be fewer than 40 nor more than 60 days after the date the subsection (1) appraisal notice and form are sent, and state that the shareholder shall have waived the right to demand appraisal with respect to the shares unless the form is received by the corporation by such specified date.
3.  The corporation's estimate of the fair value of the shares.
4.  An offer to each shareholder who is entitled to appraisal rights to pay the corporation's estimate of fair value set forth in subparagraph 3.
5.  That, if requested in writing, the corporation will provide to the shareholder so requesting, within 10 days after the date specified in subparagraph 2., the number of shareholders who return the forms by the specified date and the total number of shares owned by them.
6.  The date by which the notice to withdraw under s. 607.1323 must be received, which date must be within 20 days after the date specified in subparagraph 2.
(c)  Be accompanied by:
1.  Financial statements of the corporation that issued the shares to be appraised, consisting of a balance sheet as of the end of the fiscal year ending not more than 15 months prior to the date of the corporation's appraisal notice, an income statement for that year, a cash flow statement for that year, and the latest available interim financial statements, if any.
2.  A copy of ss. 607.1301-607.1333.
History.—s. 26, ch. 2003-283.

607.1323  Perfection of rights; right to withdraw.—
(1)  A shareholder who wishes to exercise appraisal rights must execute and return the form received pursuant to s. 607.1322(1) and, in the case of certificated shares, deposit the shareholder's certificates in accordance with the terms of the notice by the date referred to in the notice pursuant to s. 607.1322(2)(b)2. Once a shareholder deposits that shareholder's certificates or, in the case of uncertificated shares, returns the executed forms, that shareholder loses all rights as a shareholder, unless the shareholder withdraws pursuant to subsection (2).
 (2)  A shareholder who has complied with subsection (1) may nevertheless decline to exercise appraisal rights and withdraw from the appraisal process by so notifying the corporation in writing by the date set forth in the appraisal notice pursuant to s. 607.1322(2)(b)6. A shareholder who fails to so withdraw from the appraisal process may not thereafter withdraw without the corporation's written consent.
(3)  A shareholder who does not execute and return the form and, in the case of certificated shares, deposit that shareholder's share certificates if required, each by the date set forth in the notice described in subsection (2), shall not be entitled to payment under this chapter.
History.—s. 27, ch. 2003-283.

607.1324  Shareholder's acceptance of corporation's offer.—
(1)  If the shareholder states on the form provided in s. 607.1322(1) that the shareholder accepts the offer of the corporation to pay the corporation's estimated fair value for the shares, the corporation shall make such payment to the shareholder within 90 days after the corporation's receipt of the form from the shareholder.
(2)  Upon payment of the agreed value, the shareholder shall cease to have any interest in the shares.
History.—s. 28, ch. 2003-283.

607.1326  Procedure if shareholder is dissatisfied with offer.—
(1)  A shareholder who is dissatisfied with the corporation's offer as set forth pursuant to s. 607.1322(2)(b)4. must notify the corporation on the form provided pursuant to s. 607.1322(1) of that shareholder's estimate of the fair value of the shares and demand payment of that estimate plus interest.
(2)  A shareholder who fails to notify the corporation in writing of that shareholder's demand to be paid the shareholder's stated estimate of the fair value plus interest under subsection (1) within the timeframe set forth in s. 607.1322(2)(b)2. waives the right to demand payment under this section and shall be entitled only to the payment offered by the corporation pursuant to s. 607.1322(2)(b)4.
History.—s. 29, ch. 2003-283.

607.1330  Court action.—
(1)  If a shareholder makes demand for payment under s. 607.1326 which remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60-day period, any shareholder who has made a demand pursuant to s. 607.1326 may commence the proceeding in the name of the corporation.
(2)  The proceeding shall be commenced in the appropriate court of the county in which the corporation's principal office, or, if none, its registered office, in this state is located. If the corporation is a foreign corporation without a registered office in this state, the proceeding shall be commenced in the county in this state in which the principal office or registered office of the domestic corporation merged with the foreign corporation was located at the time of the transaction.
(3)  All shareholders, whether or not residents of this state, whose demands remain unsettled shall be made parties to the proceeding as in an action against their shares. The corporation shall serve a copy of the initial pleading in such proceeding upon each shareholder party who is a resident of this state in the manner provided by law for the service of a summons and complaint and upon each nonresident shareholder party by registered or certified mail or by publication as provided by law.
(4)  The jurisdiction of the court in which the proceeding is commenced under subsection (2) is plenary and exclusive. If it so elects, the court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have the powers described in the order appointing them or in any amendment to the order. The shareholders demanding appraisal rights are entitled to the same discovery rights as parties in other civil proceedings. There shall be no right to a jury trial.

(5)  Each shareholder made a party to the proceeding is entitled to judgment for the amount of the fair value of such shareholder's shares, plus interest, as found by the court.
(6)  The corporation shall pay each such shareholder the amount found to be due within 10 days after final determination of the proceedings. Upon payment of the judgment, the shareholder shall cease to have any interest in the shares.
History.—s. 2, ch. 2004-378.

607.1331  Court costs and counsel fees.—
(1)  The court in an appraisal proceeding shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the shareholders demanding appraisal, in amounts the court finds equitable, to the extent the court finds such shareholders acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.
(2)  The court in an appraisal proceeding may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:
(a)  Against the corporation and in favor of any or all shareholders demanding appraisal if the court finds the corporation did not substantially comply with ss. 607.1320 and 607.1322; or
(b)  Against either the corporation or a shareholder demanding appraisal, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.
(3)  If the court in an appraisal proceeding finds that the services of counsel for any shareholder were of substantial benefit to other shareholders similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to such counsel reasonable fees to be paid out of the amounts awarded the shareholders who were benefited.
(4)  To the extent the corporation fails to make a required payment pursuant to s. 607.1324, the shareholder may sue directly for the amount owed and, to the extent successful, shall be entitled to recover from the corporation all costs and expenses of the suit, including counsel fees.
History.—s. 30, ch. 2003-283; s. 98, ch. 2004-5.

607.1332  Disposition of acquired shares.—Shares acquired by a corporation pursuant to payment of the agreed value thereof or pursuant to payment of the judgment entered therefor, as provided in this chapter, may be held and disposed of by such corporation as authorized but unissued shares of the corporation, except that, in the case of a merger or share exchange, they may be held and disposed of as the plan of merger or share exchange otherwise provides. The shares of the surviving corporation into which the shares of such shareholders demanding appraisal rights would have been converted had they assented to the merger shall have the status of authorized but unissued shares of the surviving corporation.
History.—s. 31, ch. 2003-283.

607.1333  Limitation on corporate payment.—
(1)  No payment shall be made to a shareholder seeking appraisal rights if, at the time of payment, the corporation is unable to meet the distribution standards of s. 607.06401. In such event, the shareholder shall, at the shareholder's option:
(a)  Withdraw his or her notice of intent to assert appraisal rights, which shall in such event be deemed withdrawn with the consent of the corporation; or
(b)  Retain his or her status as a claimant against the corporation and, if it is liquidated, be subordinated to the rights of creditors of the corporation, but have rights superior to the shareholders not asserting appraisal rights, and if it is not liquidated, retain his or her right to be paid for the shares, which right the corporation shall be obliged to satisfy when the restrictions of this section do not apply.
(2)  The shareholder shall exercise the option under paragraph (1)(a) or paragraph (b) by written notice filed with the corporation within 30 days after the corporation has given written notice that the payment for shares cannot be made because of the restrictions of this section. If the shareholder fails to exercise the option, the shareholder shall be deemed to have withdrawn his or her notice of intent to assert appraisal rights.
History.—s. 32, ch. 2003-283.